                                                                  EXHIBIT m(iii)

                                    EXHIBIT A
                                     to the

                            Shareholder Service Plan

                               RS INVESTMENT TRUST

                         Shares of the following Funds:

    RS Value + Growth Fund          The Contrarian Fund(TM)           RS MicroCap Growth Fund
  RS Diversified Growth Fund       RS Emerging Growth Fund               RS Partners Fund
RS Global Natural Resources     RS MidCap Opportunities Fund RS       RS Internet Age Fund(TM)
          Fund                     Aggressive Growth Fund

  The Information Age Fund(R)



This Plan is adopted by Robertson Stephens Investment Trust with respect to the Classes of shares of the Funds set forth above.

Witness the due execution hereof this 23rd day of February, 2000.

                                            RS INVESTMENT TRUST

                                            By:______________________________